Exhibit 10.8

SUGAR INTERNATIONAL LIMITED

SERVICE AGREEMENT

DATED         May 29th, 2008

PARTIES:

1.                            SUGAR INTERNATIONAL LIMITED (“Sugar”) Level 3, Falcon Street, Po Box 137115, Parnell, Auckland 1052 New Zealand

2.      DILIGENT BOARD MEMBER SERVICES, INC (“Diligent”) 39 West 37th Street, 8th Floor, New York, New York 10018, USA

BACKGROUND:

A.                         Diligent is a provider of web based service for online board meetings with an online board book.

B                              Sugar is a provider of training, management and other services.

C                              The parties have agreed to terms whereby Sugar is to provide certain services to Diligent.

OPERATIVE PART:

1.                            Definitions and interpretations

Agreement means this agreement as may be amended from time to time in writing between the parties.

Commencement Date means the first day of June 2008.

Diligent’s IP means the intellectual property rights, including without limitation patents, designs, trademarks (registered or unregistered), copyright or otherwise owned or controlled by Diligent.

Confidential Information means information, in any format:

that is by its nature confidential or that any party knows or ought to know is confidential or that is designated by any party as confidential under this agreement,

including, in the case of Diligent:

(i)                                     the personnel, policies or business strategies of Diligent;

(ii)                                  information relating to Diligent, Diligent’s business, Diligent’s operational system, any manual of Diligent;

including, in the case of Sugar:

(i)                                     the personnel, policies or business strategies of Sugar

(ii)                                  any information relating to Sugar or concerning clients of Sugar or parties with whom Sugar has any contractual or business relationships other than Diligent but excludes information that is in the public domain other than as a result of disclosure by the other party after the date of this agreement.

Insolvency Event means, in relation to a party, its:

(i)                                     insolvency (ie being unable to pay debts as they fall due) or

(ii)                                  receivership, voluntary or involuntary

(iii)                               liquidation, or

(iv)                              bankruptcy

Services means the following to be carried out by Sugar for Diligent:

(a)                                  review of its management structure;

(b)                                 the re-design of its sale model;

(c)                                  lifting the performance of its sales team;

(d)                                 carrying out all necessary workshops and training programmes;

(e)                                  developing KPIs and KRAs for sale team members;

(f)                                    creating recruitment and selection policies;

(g)                                 re-training all existing team members: and

(h)                                 evaluating feedback

as identified in the confidential report prepared by Sugar entitled “Business Growth Proposal for Diligent Board Books” (“Proposal”) annexed to this Agreement.

Sugar’s IP means the intellectual property rights, including without limitation patents, designs, trademarks (registered or unregistered), copyright or otherwise owned or controlled by Sugar.

2.                                      General Purpose of this Agreement

2.1                               Appointment

The general purpose of this agreement is to enable Sugar to provide the Services to Diligent, and Diligent appoints Sugar to perform the Services on an exclusive basis.

2.2                               Term

                                                The term of this agreement is four (4) months from the Commencement Date, subject to clause 8.

2.4                               Sugar not Liable

                                                Notwithstanding that Sugar is to provide the Services to Diligent, Sugar assumes no liability for the success of those Services and in particular but without limitation does not warrant that the major outcomes identified in the Proposal will be met.

3                                         Obligations of the Parties

3.1                               Provision of Services by Sugar

In providing the Services Sugar must do so

(a)                                  to the highest professional standards;

(b)                                 in a diligent, proper and business-like manner with due care and attention;

(c)                                  in a professional and courteous manner;

(d)                                 to the reasonable satisfaction of Diligent;

(e)                                  in a way that will not impair or damage Diligent’s goodwill, reputation, marketing strategy or competitive standing;

(f)                                    using personnel who comply individually  with the provisions of this clause 3;

(g)                                 in accordance with the Proposal, particularly the sections entitled “Solution” and “Adding Sugar — Phases 1, 2, 3, 4, 5 and 6.

3.2                               Further Requirements on Sugar

Without limiting any obligation imposed on Sugar by this agreement, Sugar must:

(a)                                  ensure that its trainers and employees engaged in providing the Services comply with this Agreement and do not cause Sugar to breach any of its obligations under this Agreement;

(b)                                 not, and must ensure that each of its employees and Trainers does not, engage in any conduct that is illegal, unethical, misleading, deceptive;

(c)                                  comply with all applicable laws or requirements of any authority or governmental agency;

(d)                                 comply with applicable Privacy Principles and Diligent’s privacy policies in force from time to time regarding the collection and use of any personal information;

(e)                                  meet all deadlines for each of the phases specified in the Proposal;

(f)                                    report to Diligent as provided by the Proposal and clause 5.6.

3.3                               Diligent’s Obligations

Diligent must:

(a)                                  ensure that all necessary resources (human, financial and technical) are made available to enable Sugar to provide the Services as required by the Proposal and this Agreement;

(b)                                 pay to Sugar the fee specified in Clause 4;

(c)                                  direct its employees to co-operate with Sugar in the manner anticipated by the Proposal;

(d)                                 co-operate in all reasonable ways to ensure the objectives of the Proposal are met.

4.                                     Fees and Payment

4.1                              Fees

The total fee for the provision of the Services by Sugar shall be $US31,000.00 per month, payable in arears

4.2                              Payment of Fees

The first monthly payment shall be paid no later than 10 days after the end of the first month following the Commencement Date, and each subsequent payment shall be made no later than 10 days after the end of the previous month.

4.3                              Travel and Accommodation Costs

In addition to the above fee, Diligent shall pay on a pre-approved basis, all reasonable travel and accommodation costs incurred by Sugar’s personnel providing the Services in line and in accordance with Diligent’s existing Travel Policy.

4.4                              Goods and Services Tax (GST)

All payments under this clause 4 shall be plus New Zealand GST, if applicable.

5.                                      Further Covenants

5.1                               Development of Further IP

Any sales or advertising copy, artwork and other marketing, public relations and promotions material prepared by Diligent or Sugar for or on behalf of Diligent during the term, will on its creation, be vested in Diligent and remain Diligent’s intellectual property

5.2                               Client feedback

Each of the parties must give the other:

(a)                                  a summary of any general feedback in relation to the Services;

(b)                                 in the case of Diligent, the details of any significant complaint about the Services from its employees or clients, including copies of any correspondence and written details of any conversation as soon as practicable after the complaint is made.

5.3                               Reports

Sugar shall provide to Diligent summaries of Sugar’s activities under this agreement, and generally liaise with and report to Diligent, as required by the Proposal.

6.                                      Intellectual Property Rights

6.1                               Acknowledgement by Sugar

Sugar acknowledges and agrees that:

(a)                                  Diligent owns or is entitled to use Diligent’s IP;

(b)                                 this Agreement does not give Sugar or any other person any interest in Diligent’s IP;

(c)                                  Sugar will be given access and usage rights to Diligent’s Software and related customer service during the term of this Agreement;

(d)                                 Sugar must not transfer or licence to any person any part of Diligent’s IP or the right to use or apply any part of Diligent’s IP.

6.2                              Use of Intellectual Property

Sugar must only use Diligent’s IP in accordance with any directions given by Diligent.  Without limiting this obligation, Sugar must:

(a)                                   obtain Diligent’s prior consent to the use of any materials containing any part of Diligent’s IP;

(b)                                  not use Diligent’s IP contrary to any direction given by Diligent;

(c)                                   not use any part of Diligent’s IP in combination with any other name, logo, or trade mark, except in connection with the provision of the Services Sugar will provide Diligent;

(d)                                 not register or seek to register any part of Diligent’s IP;

(e)                                  not give permission to any person to apply or use Diligent’s IP.

6.3                               No rights

Sugar does not acquire any intellectual property rights in or in relation to any part of Diligent’s IP.

6.4                               Acknowledgement by Diligent

Diligent acknowledges and agrees that:

(a)                                  Sugar owns or is entitled to use Sugar’s IP;

(b)                                 this agreement does not give Diligent or any other person any interest in Sugar’s IP;

(c)                                  Diligent must not transfer or license to any person any part of Sugar’s IP or the right to use or apply any part of Sugar’s IP.

6.5                               Use of Intellectual Property

Diligent must only use Sugar’s IP in accordance with any directions given by Sugar.  Without limiting this obligation, Diligent must:

(a)                                  obtain Sugar’s prior consent to the use of any materials containing any part of Sugar’s IP;

(b)                                 not use Sugar’s IP contrary to any direction given by Sugar;

(c)                                  not use any part of Sugar’s IP in combination with any other name, logo, or trade mark, except in connection with the provision of the Services;

(d)                                 not register or seek to register any part of Sugar’s IP;

(e)                                  not give permission to any person to apply or use Sugar’s IP.

6.6                               No Rights

Diligent does not acquire any intellectual property rights in or in relation to any part of Sugar’s IP.

6.7                               Other Intellectual Property Rights

Other than as provided by clause 5.1, Diligent acknowledges that Diligent has and will have no right title or interest in or to the any material created or used by Sugar in providing the Services, and Sugar agrees to let Diligent use whatever materials Sugar provides or creates during the time of this agreement to improve Diligent’s business performance, and specifically for Diligent to use such materials to improve the performance of the Diligent Global Sales Force.

7.                                      Dispute Resolution

7.1                               Parties to Co-operate

From and after the execution of this Agreement the parties agree to co-operate with the other to ensure that the desired objectives come to fruition.

7.2                               Parties to Meet as Necessary

In the spirit of mutual goodwill and co-operation in the event of any differences or difficulties arising between the parties, those parties shall meet with each other as necessary to discuss in good faith those differences and each party shall use its best endeavours to resolve the matter before recourse to arbitration or other legal process.

7.3                              Resolution of Dispute

If there is a dispute between the parties about this Agreement or any term or condition of this Agreement that dispute will be resolved as follows:

(i)                          either one party will give notice to the other of the item in dispute and detailing that party’s view of the dispute and its proposal of the way to resolve the dispute;

(ii)                       the other party, on receipt of the notice, will reply within 14 (fourteen) days to the party giving the notice specifying that party’s response to each of the items raised by the first party;

(iii)                    each party will then within 14 (fourteen) days nominate a senior executive to attend a meeting where the parties table and discuss the items in dispute or the alleged breach;

(iv)                   if the nominated senior executives are unable to resolve the dispute or alleged breach within fourteen (14) days of their nomination, the same shall be submitted to the mediation of a mediator experienced in commercial mediation and appointed by the parties;

(v)                      all disputes not resolved pursuant to subparagraphs (i) — (iv) above shall be resolved by arbitration before a single arbitrator in New York, New York, in accordance with the commercial arbitration rules of the American Arbitration Association.  A request for interim measures addressed by a party to a judicial authority shall not be deemed incompatible with this agreement to arbitrate or a waiver of the right to arbitrate; however, all issues regarding the scope of arbitration or the jurisdiction of the arbitrator, other than a request for interim measures addressed by a party to a judicial authority, shall be referred to the arbitrator.

(vi)                   at any hearing, the parties shall have the right to submit argument and evidence, including testimony, by video conference.  This agreement to arbitrate, together with any proceedings in connection with an arbitration award, shall be governed by the Federal Arbitration Act, 9 U.S.C. Sec. 1 et seq.

8.                                      Termination

8.1                               Default

Notwithstanding the provisons of Article 7 and without limiting any other right or remedy that either party is entitled to by law, either party may by written notice to the other party:

(a)                                  terminate this contract if the other party commits a breach of any provision of this Agreement and:

(i)                                      where the breach is capable of remedy, fails to remedy the breach within twenty (20) business days after receipt of notice from the other party giving notice specifying the breach and requiring it to be remedied, or

(ii)                                   where the breach is not capable of remedy but the consequences of the breach are capable of minimization or elimination, fails to minimize or eliminate the consequences of the breach to the reasonable satisfaction of the other party within twenty (20) business days after receipt of notice from the other party specifying the breach.

(b)                                 immediately terminate this contract if:

(i)                                     an Insolvency Event happens in relation to the other party

(ii)                                  the other party breaches a material term of this agreement in a way that is not capable of remedy, minimisation, or elimination.

For the purposes of this clause a breach of a material term would include a breach of such seriousness or consequence that the reputation of:

(1)                                   Diligent or Diligent’s IP is or is likely to be materially injured or reduced or

                                                                                               (2)                                   Sugar or Sugar’s IP is or is likely to be materially injured or reduced or

(3)                                  the other party is fraudulent in connection with this Agreement.

8.2                               Termination by Diligent

Notwithstanding any other provisions herein, Diligent may also terminate this Agreement on giving 30 days notice in writing to Sugar if it reasonably considers that Sugar is not complying with the Proposal. When giving such notice, Diligent shall give the reasons it is terminating the Agreement. Diligent shall be liable to pay Sugar for the Services up to the actual date of termination.

8.3                               Consequences of termination

On expiry or termination of this Agreement for any reason each party must immediately stop using the other’s IP.  Without limiting this obligation each party must immediately:

(a)                                  deliver up to the other all Materials, documents or materials containing any IP or Confidential Information;

(b)                                 advise the other party in writing of the names and addresses of any persons who may be in possession of any IP or Confidential Information;

(c)                                  certify to the other party that it has returned all IP or Confidential Information;

(d)                                 immediately pay to the other all amounts due and payable up to the date of termination under this Agreement;

(e)                                  continue to be bound by the terms of this Agreement which expressly are to be observed or performed after the expiration or termination.

9.                                      Representations, Warranties and Indemnity Obligations

9.1                               IP Rights

Each party makes the following representations and warranties and undertakes the following indemnity obligations for the benefit of the other:

(a)                                  That it owns its IP Rights;

(b)                                 That to the best of its knowledge and belief the IP Rights do not infringe upon the copyrights, trademarks or patents of any third person or parties.

These representations and warranties shall survive the termination of this agreement.

9.2                               Indemnity

Each party agrees:

(a)                                  To indemnify and hold harmless the other and its officers employees distributors agents licensees from any damage, loss or expense (including legal fees) occasioned by any claim, demand, action or proceeding made or initiated by a third person based upon the breach of any of the representations and warranties made by the breaching party pursuant to paragraph 9.1 above;

(b)                                 That the party not in breach, in consultation with the breaching party where practicable, shall have the right to withhold amounts otherwise payable to the breaching party under this Agreement and to apply such amounts (as may be required) to the satisfaction of the above indemnity;

These indemnities shall survive the termination of this agreement.

10.                              Assignment

10.1                       No Assignment

                                               Sugar shall not be entitled to assign this Agreement and its rights and obligations under it to any third party.

10.2                       No Consent Required to Public Listing

                                               If there is a  transfer of shares in Sugar resulting in a change of control of Sugar due to the public listing of all or some of the shares in Sugar on either or both of the stock exchanges in New Zealand or Australia, such transfer is authorised under this agreement and no further consent or approval is required from Diligent.

11.                               Confidentiality

11.1                        Confidentiality

Subject to clause 11.2 all Confidential Information is to remain confidential and a party must not, without the prior consent of the party to whom the Confidential Information relates:

(a)                                  disclose the Confidential Information;

(b)                                 use the Confidential Information in any manner that may, or is intended to, cause loss or damage to the disclosing party or its related bodies corporate.

11.2                        Permitted Disclosure

Confidential Information may be disclosed:

(a)                                  to the Board of Directors and any officer, employee or auditor of a party;

(b)                                 to any court of competent jurisdiction that has directed it;

(c)                                  to any professional or other independent consultant or adviser engaged by a party if that consultant or adviser is under a duty of confidentiality; and

(d)                                 to any relevant stock exchange as required by the listing rules of that stock exchange.

11.3                        Protection of Confidential Information

Each party must:

(a)                                  take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure of any Confidential Information otherwise than in accordance with this agreement; and

(b)                                 at all times comply with any applicable laws or industry standards relating to privacy or data protection.

11.4                        Survival

The parties’ obligations under this clause 11 survive the termination of this agreement.

11.5                        Remedy for Breach

Each party acknowledges that any breach by either or both of them of the provisions of this clause 12 will be likely to result in a material adverse commercial and financial impact on the non-breaching party and therefore, the non-breaching party shall have the rights in addition to any remedies at law, including to seek an interim injunction without the requirement to put up any bond for potential damages.

12.                               Notices

12.1                        Written Notice Required

A notice relating to this agreement must be given in writing and may be given by an agent of the sender.

12.2                        How Notice to be Given

A notice may be give by being:

(a)                                  personally delivered;

(b)                                 left at the party’s current address for notices;

(c)                                  sent to the party’s current address for notices by pre-paid ordinary mail; or

(d)                                 sent by fax to the party’s current fax number for notices.

12.3                        Delivery Particulars

The particulars for deliver of notices are initially:

Diligent:
39 West 37th Street,
8th Floor,
New York, NY
10018, USA

Attention:	Alex Sodi, CEO

Sugar:	Level 3
7 Falcon Street
Parnell
Auckland
Telephone:	(9) 337 0061
Fax:	(9) 309 0788
Attention:	John Wall

Each party may change its particulars for delivery of notices by notice to the other.

12.4                        When Notice Received

A notice is deemed to have been received:

(a)                                  if posted, 3 (three) business days after posting;

(b)                                 if delivered, on the date of deliver; or

(c)                                  if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee.

13                                  Announcements

Neither party will make any public announcement regarding this Agreement, the Proposal, or the Services, unless and until the form and timing of any announcement has been agreed in writing between the parties.

14.                               General

14.1                        Amendment

This document may only be varied or replaced by a document executed by the parties.

14.2                        Waiver and Exercise of Rights

(a)                                  A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

(b)                                 A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

14.3                        Further Steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

14.4                        Severability

In the event that any one or more of the provisions contained in this agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this agreement or any other such instrument.

14.5                        Faxed Execution

The parties acknowledge that the execution of a facsimile copy of this Agreement and transmission by facsimile, each to the other or their respective agent or solicitors, shall be sufficient evidence to constitute offer and acceptance and to satisfy the requirements of Section 2 of the New Zealand Contracts Enforcement Act 1986.

14.6                        Force majeure

                                                Neither party will be in breach of this Agreement if the breach is caused by an act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labor disputes of whatever nature and any other reason beyond the control of either party.

14.7                        Governing Law and Jurisdiction

(a)                                  This document is governed by and is to be construed in accordance with the laws applicable in New York, NY USA.

(b)                                 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New Zealand and New York, and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

Execution

SIGNED for and on

behalf of SUGAR INTERNATIONAL

LIMITED in the presence of:

SIGNED for and on

behalf of DILIGENT BOARD MEMBER

SERVICES, INC in the presence of: